Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

SEACOR Marine Holdings Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(c)	1,272,301	(1)	$5,267,326.14	0.0000927	$488.28(2)
	Equity	Common Stock, $0.01 par value per share	457(o)		(2)	(3)
	Equity	Preferred Stock, $0.01 par value per share	457(o)		(2)	(3)
	Debt	Debt Securities	457(o)		(2)	(3)
	Debt Convertible into Equity	Warrants	457(o)		(2)	(3)
	Debt Convertible into Equity	Units	457(o)		(2)	(3)

	Unallocated (Universal) Shelf					$200,000,000.00		$18,540.00(2)(3)
	TOTAL:					$205,267,326.14		$19,028.28(2)

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of the registrant’s shares of common stock on January 28, 2022 (date that was within 5 business days prior to the filing of the registrant’s original Form S-3 filing) of $4.14, as reported on the New York Stock Exchange (“NYSE”).

(2)   Pursuant to Rule 457(p) promulgated under the Securities Act, the fee that remained unused on the Registrant’s registration statement on Form S-3 (File No. 333-225686) (the “Expired Registration Statement”) originally filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2018, declared effective by the SEC on August 1, 2018 and expired on August 1, 2021 is being used to offset the fee due upon the registration of the securities registered hereby. The Expired Registration Statement registered the offer and sale by the Registrant of an indeterminate number or amount of common stock, preferred stock, debt securities, warrants and units to purchase any combination of the foregoing securities, and rights, having an aggregate offering price of $200,000,000. The registrant has determined to include in this registration statement an indeterminate number or amount of newly issued common stock, preferred stock, debt securities, warrants and units to purchase any combination of the foregoing securities, and rights, having an aggregate offering price of $200,000,000 (the “Primary Securities”) and up to 1,272,301 shares of our currently outstanding common stock (the “Secondary Securities”). Pursuant to Rule 457(p) promulgated under the Securities Act, the Registrant is applying the previously paid filing fee associated with the Expired Registration Statement to this registration statement. Accordingly, the previously paid filing fee of $24,900.00 relating to the Expired Registration Statement is offset against the currently due filing fee of $19,028.28, which includes the filing fee of $488.28 for the Secondary Securities and the filing fee of $18,540.00 for the newly issued Primary Securities.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	SEACOR Marine Holdings Inc.	S-3	333—	February 1, 2022		(1)	Equity	Common Stock, $0.01 par value per share		(1)
	SEACOR Marine Holdings Inc.	S-3	333—	February 1, 2022		(1)	Equity	Preferred Stock, $0.01 par value per share		(1)
	SEACOR Marine Holdings Inc.	S-3	333—	February 1, 2022		(1)	Debt	Debt Securities		(1)
	SEACOR Marine Holdings Inc.	S-3	333—	February 1, 2022		(1)	Debt Convertible into Equity	Warrants		(1)
	SEACOR Marine Holdings Inc.	S-3	333—	February 1, 2022		(1)	Debt Convertible into Equity	Units		(1)
Fee Offset Source	SEACOR Marine Holdings Inc.	S-3	333-225686	August 1, 2018		$24,900.00					$18,540.00

(1)

Pursuant to Rule 457(p) promulgated under the Securities Act, this registration statement includes all of the Primary Securities and Secondary Securities and the Registrant is applying the previously paid filing fee associated with the Primary Securities to this registration statement. Accordingly, the previously paid filing fee of $24,900.00 relating to the Primary Securities is offset against the currently due filing fee of $19,028.28 which includes the filing fee of $488.28 for the currently outstanding shares of Common Stock and the filing fee of $18,540.00 for the newly issued Primary Securities.

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